UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2006
TEKELEC
(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     As discussed in Item 2.06 below, on February 21, 2006 Tekelec (the “Company”) issued a press release announcing that the Company will recognize certain impairment charges in the fourth quarter of 2005. As discussed in Item 4.02 below, the press release also announced that the Company will restate certain previously issued financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. A copy of the press release, which includes a reconciliation of previously reported amounts to the amounts as expected to be restated (the “Reconciliation”), is furnished as Exhibit 99.1 to this Form 8-K.
     The information in this Item 2.02 of this Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 2.06 Material Impairments
     The Company acquired Taqua, Inc. (“Taqua”) on April 8, 2004 in order to expand its next-generation switching portfolio to address the small switch service provider market. Based in part on market reports related to the small switch market at the time of the acquisition, the Company expected rapid growth in this market and, accordingly, rapid growth in the demand for Taqua’s products. This market, to date, has not met the growth projections estimated by the Company and, as a consequence, Taqua’s operating results have underperformed the Company’s expectations.
     During 2005, the Company continued to believe that the growth projections for this market had only been delayed but not materially reduced. However, during the fourth quarter of 2005, it became apparent that both revenues and expected orders for the fourth quarter of 2005 and early 2006 would significantly underperform the Company’s previous expectations. Accordingly, in connection with the Company’s annual budgeting process performed during the fourth quarter of 2005, the Company performed a comprehensive evaluation of the outlook for the small switch market in general and the Company’s projections and expectations for the Taqua product line. As a result of this reassessment and the significant shortfall in orders for these products in the fourth quarter of 2005, the Company significantly lowered its forecast of Taqua’s future revenues and cash flows. These revised projections, combined with the historical underperformance of the Taqua product line, indicated that certain identifiable intangible assets acquired as part of the original acquisition of Taqua, specifically the purchased technology, may be impaired. The Company determined that impairment indicators were present within the meaning of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), and therefore performed an impairment test in accordance with FAS 144 during the fourth quarter of 2005.
     In accordance with FAS 144, the Company first determined if the future expected undiscounted cash flows related to the Taqua purchased technology were less than the current carrying value of the technology. Applying this initial test, the Company determined that such cash flows were less than such carrying value, which indicated that an impairment of the asset existed. To measure the impairment, the Company determined the fair value of the purchased technology using a discounted cash flow approach. Using this approach, the purchased technology was valued at approximately $1.1 million which, when compared to its carrying value of $23.8 million, indicated an impairment of $22.7 million. Accordingly, the Company is recognizing a non-cash impairment charge in the amount of $22.7 million in the fourth quarter of 2005 related to the Taqua purchased technology.
     In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”), the Company also tests its goodwill for impairment as of October 1st of each year. As a result of this testing, the Company is recording for the fourth quarter of 2005 a non-cash impairment charge of $28.6 million related to the impairment of the goodwill associated with its Taqua reporting unit. As described above, the Taqua product line has underperformed due primarily to the lack of market growth and, as a consequence, projections for the business have been significantly lowered. The Taqua reporting unit is reported as a component of the Company’s Switching Solutions Group segment. The remaining goodwill relating to the acquisition of Taqua as of December 31, 2005, following the impairment charge, is expected to be approximately $4.0 million.
     On February 17, 2006, management presented the above results of the testing it performed regarding its Taqua intangible assets and goodwill to the Audit Committee of the Company’s Board of Directors. Based on management’s determination that such assets were impaired, the Audit Committee concluded that the foregoing $51.3 million of impairment charges was required.
     The Company intends to continue to support the Taqua product line and its customers. However, the Company intends to focus on significantly reducing the operating losses associated with the Taqua product line.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     As discussed further below, during 2005, the Company determined that it had historically incorrectly classified certain customer service costs in its consolidated statements of operations, resulting in an understatement of costs of goods sold and an equal overstatement of operating expenses. On February 17, 2006, after assessing the materiality of this classification error, the Audit Committee of the Company’s Board of Directors, based on management’s recommendation, determined that the Company would restate its consolidated statements of operations for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. Therefore, the Company’s previously published financial statements for such periods should no longer be relied upon. The restatement of the Company’s consolidated statements of operations to correct the foregoing only impacts the classification of certain costs within the consolidated statements of operations and the resulting calculation of gross profit. The restatement is not expected to impact the Company’s previously reported revenues, income from operations, net income or earnings per share amounts, nor is it expected to impact the Company’s consolidated balance sheets or consolidated statements of cash flows. The Company intends to effect the restatement through the filing of its 2005 Form 10-K and through amendment of its Form 10-Q filings for each of the first three quarters of 2005.
     The expenses involved in the restatement are associated with customer services ancillary to product sales, such as technical support, extended warranty, customer training and field installation. These expenses had historically been incorrectly reported as components of selling, general and administrative expenses, rather than as direct components of cost of goods sold and research and development expenses. The Company determined that this historical practice was not appropriate, resulting in an understatement of cost of goods sold and research and development expenses, with a corresponding overstatement of selling, general and administrative expenses. The Company’s management independently identified this classification error and notified the appropriate parties.
     The corrected classification of customer service costs and the resulting restatement of prior periods remain subject to further review by the Company and the completion and filing of the Company’s 2005 Form 10-K. Accordingly, the amounts reflected in the Reconciliation are not final and, as a result of the need for additional review, the Company’s restated financial statements may not be timely filed. In addition to the incorrect classification of costs which resulted in the restatement, the Company’s management is also continuing its evaluation of certain revenue recognition and other financial presentation and disclosure matters, as well as reassessing the accounting for certain other errors which management previously determined were not material to its previously reported financial statements. As a result of this review, it is possible that the Company will identify additional issues which may require further adjustments to the Company’s prior financial statements for one or more prior fiscal years or periods.
     On February 17, 2006, the Company’s management recommended to the Audit Committee of the Company’s Board of Directors that the Company restate its financial statements, as discussed above. The Audit Committee concurred with the recommendation of the Company’s management and concluded that the Company should restate its financial statements. Management and the Audit Committee have discussed their conclusion with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.
     In connection with the Company’s evaluation of the restatement described above, management has concluded that the aforementioned restatement was a result of a material weakness in the Company’s internal control over financial reporting that existed as of December 31, 2004. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the financial statements will not be prevented or detected. Management has now concluded that the Company’s internal control over financial reporting was ineffective as of December 31, 2004.
     Specifically, in connection with its evaluation of the restatement described above, management has concluded that as of December 31, 2004, the Company did not maintain effective controls to ensure the appropriate classification of customer service costs as components of cost of goods sold and research and development expenses rather than incorrectly reporting such costs as a component of selling, general and administrative expenses in its statements of operations. This control deficiency resulted in the need to restate financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, and (iii) the nine months ended September 30, 2005 and each of the quarters and year-to-date periods therein. If not properly remediated, this control deficiency could result in a misstatement of the aforementioned accounts that would cause a material misstatement of the Company’s financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constituted a material weakness. Because of this material weakness, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004. Therefore, Management’s Report on Internal Control over Financial Reporting as originally filed in the Company’s 2004 Form 10-K should no longer be relied upon.
     During 2005, the Company took several actions to improve its internal control over financial reporting, including taking steps to remediate the internal controls surrounding the classification of customer costs. Management has not yet finalized its assessment of internal control over financial reporting related to the matters described above, and, accordingly, the Company may identify additional control deficiencies as material weaknesses. The Company intends to provide a further description of its remedial actions related to the material weakness identified above and the resulting impact on its internal control over financial reporting as of December 31, 2005 in its 2005 Form 10-K.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
          The following exhibits are furnished as a part of this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 21, 2006 of the Company
FORWARD-LOOKING STATEMENTS
Certain statements made in this Form 8-K and in Exhibit 99.1 furnished herewith are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 10-K and other SEC filings, include, among others, the impact on future operating results in the event of additional restatements or other adjustments in its historical consolidated financial statements beyond those described above. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec

Dated: February 21, 2006	By:	/s/ WILLIAM H. EVERETT

William H. Everett
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 21, 2006 of the Company